EXHIBIT 24

POWER OF ATTORNEY

The undersigned director of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael R. Mills,  Jerry F. Perkins Jr. and C. Samuel Todd and each of them, the true and lawful attorneys of the undersigned to sign the name of the undersigned as director to the Annual Report on Form 10-K for the year ended December 31, 2018 of said corporation to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and to any and all amendments to said report.

The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned director of Vulcan Materials Company has executed this Power of Attorney this 8th day of February, 2019.

/s/ Thomas A. Fanning
Thomas A. Fanning

/s/ O. B. Grayson Hall, Jr.
O. B. Grayson Hall, Jr.

/s/ Cynthia L. Hostetler
Cynthia L. Hostetler

/s/ Richard T. O'Brien
Richard T. O'Brien

/s/ James T. Prokopanko
James T. Prokopanko

/s/ Kathleen L Quirk
Kathleen L. Quirk

/s/ David P. Steiner
David P. Steiner

/s/ Lee J. Styslinger, III
Lee J. Styslinger, III

Exhibit 24